Exhibit No. EX-99.23(h)(10)


                              FEE WAIVER AGREEMENT

                        GARTMORE VARIABLE INSURANCE TRUST

         FEE WAIVER AGREEMENT, effective as of May 1, 2006, by and between GARTMORE SA CAPITAL TRUST (the "Service Provider") and GARTMORE VARIABLE INSURANCE TRUST, a Delaware statutory trust (the "Trust"), on behalf of each of the funds listed on Exhibit A hereto (each, a "Fund").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open end management company of the series type, and each Fund is a separate series of the Trust; and

         WHEREAS, the Trust and the Service Provider have entered into a Master-Feeder Services Agreement (hereinafter, the "Services Agreement"), pursuant to which the Service Provider renders "Master-Feeder Services" (as these services are identified in the Services Agreement) to each Fund for compensation based on the value of the average daily net assets of that Fund; and

         WHEREAS, the Trust and the Service Provider have determined that it is appropriate and in the best interests of each Fund and the Fund's shareholders to maintain the expenses of the Fund at a level below the level to which that Fund would otherwise be subject.

         NOW, THEREFORE, the parties hereto agree as follows:

1.       FEE WAIVER AMOUNT:

1.1. The "Fee Waiver Amount" (as this amount is identified in the Services Agreement) shall be 0.15% of the fees charged under the Services Agreement. The parties hereby agree that this waiver amount shall not be increased until at least May 1, 2007.

2.       TERM AND TERMINATION OF AGREEMENT:

         2.1. This Agreement initially shall continue until May 1, 2007, for any Fund covered by the Agreement and from year-to-year thereafter; PROVIDED, that said continuance is specifically approved by a majority of the Trustees of the Trust who (i) are not "interested persons" of the Trust or any other party to this Agreement, as that term is defined in Section 2(a) 19) of the 1940 Act, and
(ii) have no direct or indirect financial interest in the operation of this Agreement (hereinafter, the "Independent Trustees").

3.       MISCELLANEOUS:

         3.1. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         3.2. INTERPRETATION. Nothing herein contained shall be deemed to require the Trust or a Fund to take any action contrary to the Trust's Agreement and Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which the Trust or Fund is subject or by which the Trust or Fund is bound, or to relieve or deprive the Trust's Board of Trustees of the Board's responsibility for and control of the conduct of the affairs of the Trust or the Fund.

         3.3. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement, including, but not limited to, the Master-Feeder Services fee provided for in the Services Agreement, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Services Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to said Services Agreement or the 1940 Act.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.



                                         GARTMORE VARIABLE INSURANCE TRUST


                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:

                                         GARTMORE SA CAPITAL TRUST


                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT A
                     TO THE EXPENSE WAIVER AGREEMENT BETWEEN
                        GARTMORE VARIABLE INSURANCE TRUST

                                       AND

                            GARTMORE SA CAPITAL TRUST
                                   May 1, 2006

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   NAME OF FUND                                            EXPENSE WAIVERS
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   American Funds GVIT Growth Fund                         0.15%
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   American Funds GVIT Global Growth Fund                  0.15%
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   American Funds GVIT Asset Allocation Fund               0.15%
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   American Funds GVIT Bond Fund                           0.15%
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* Effective until at least May 1, 2007. These expense waivers of the fees charged under the Master-Feeder Services Agreement between Gartmore Variable Insurance Trust and Gartmore SA Capital Trust may be revised to decrease the waivers after the expiration of the agreed-upon term of this Fee Waiver Agreement, if said revision is mutually agreed upon by the parties. These expense waivers also may be revised to increase the waivers at any time if mutually-agreed upon by the parties.






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